Exhibit 5.5

Brownstein Hyatt Farber Schreck, LLP 303.223.1100 main 675 Fifteenth Street, Suite 2900 Denver, Colorado 80202

March 4, 2024

CoreCivic, Inc.

5501 Virginia Way

Brentwood, Tennessee 37027

To the addressee set forth above:

We have acted as local Colorado counsel to CoreCivic, Inc., a Maryland corporation (the “Company”), Correctional Management, LLC, a Colorado limited liability company (“CM”), Time to Change, LLC, a Colorado limited liability company (“TTC”), Green Level Realty LLC, a Colorado limited liability company (“GLR”), Rocky Mountain Offender Management Systems, LLC , a Colorado limited liability company (“RMOMS”), National Offender Management Systems, LLC, a Colorado limited liability company (“NOMS”) and Thrivur Health, LLC (together with CM, TTC, GLR, RMOMS and NOMS, the “Colorado Subsidiary Guarantors”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) the registration for offering and sale from time to time by the Company of an indeterminate number of securities identified in the Registration Statement, including debt securities (the “Debt Securities”), to be issued pursuant to one or more indentures in substantially the form filed as an exhibit to the Registration Statement (each, as amended or supplemented through and including the date of each issuance of Debt Securities, an “Indenture”), and (ii) the registration by the co-registrants identified in the Registration Statement, including the Colorado Subsidiary Guarantors, of guarantees of the Debt Securities (each, a “Subsidiary Guarantee”, and collectively, the “Subsidiary Guarantees”, and together with the Debt Securities, the “Securities”) issuable under one or more supplements to the Indenture.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company and the Colorado Subsidiary Guarantors in connection with the registration of the Subsidiary Guarantees, as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed all such proceedings have been or will be timely completed in the manner presently proposed in the Registration Statement.

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the articles of organization and operating agreement, each as amended to date, of each of the Colorado Subsidiary Guarantors (collectively, the “Governing Documents”) and (iii) such other agreements, instruments, limited liability company records and other documents, or forms thereof, as we have deemed necessary or appropriate for the purpose of issuing this opinion letter. We have also obtained from officers and other representatives and agents of the Colorado Subsidiary Guarantors and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate.

www.bhfs.com

CoreCivic, Inc.

March 4, 2024

Without limiting the generality of the foregoing, in issuing this opinion letter, we have, with your permission, assumed without independent verification that (i) each document we have reviewed or which is referenced herein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) each Indenture has been or will be executed in substantially the form filed as a exhibit to the Registration Statement; (iii) the statements of fact and representations and warranties set forth in the documents we have reviewed are, or at all relevant times will be, true and correct as to factual matters; (iv) each natural person executing a document has or will have sufficient legal capacity to do so; (v) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; (vi) all limited liability company records made available to us by the Colorado Subsidiary Guarantors, and all public records we have reviewed, are accurate and complete; (vii) any and all agreements, instruments, certificates or other documents relating to the offering, issuance or sale of any Securities, including, without limitation, any and all Indentures (including any supplemental indentures relating thereto) pursuant to which any Securities are issued and any document(s) evidencing a Subsidiary Guarantee (collectively, the “Securities Documents”) have been or will be duly authorized, executed and delivered by each of the parties thereto; (viii) the obligations of each party set forth in the Securities Documents are or will be its valid and binding obligations, enforceable in accordance with their respective terms; (ix) no Securities have been or will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in a default under, the Governing Documents or any agreement or instrument that is binding upon the Company or any of the Colorado Subsidiary Guarantors or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; and (x) each of the Colorado Subsidiary Guarantors has taken or will take all limited liability company action required in connection with the authorization, offering, issuance and sale of any Securities (including, without limitation, any Subsidiary Guarantee issued or to be issued by such Colorado Subsidiary Guarantor), and all Securities will be offered, issued and sold, in compliance with all applicable laws, the Governing Documents and the relevant Securities Documents in effect at all relevant times (collectively, “LLC Proceedings”).

We are qualified to practice law in the State of Colorado. The opinions set forth herein are expressly limited to the general limited liability company laws of the State of Colorado in effect on the date hereof, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “Blue Sky” laws, rules or regulations.

CoreCivic, Inc.

March 4, 2024

Based on the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.       Each of the Colorado Subsidiary Guarantors is validly existing as a limited liability company and in good standing under the laws of the State of Colorado.

2.       Each of the Colorado Subsidiary Guarantors has the limited liability company power and authority to enter into the Subsidiary Guarantees to which it is a party.

3.       If and when all LLC Proceedings have been taken and completed by any of the Colorado Subsidiary Guarantors in respect of any offering, issuance or sale of any Subsidiary Guarantee relating to a series of Debt Securities, such Subsidiary Guarantee will be duly authorized by such Colorado Subsidiary Guarantor.

The opinions expressed herein are based upon the applicable laws of the State of Colorado and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement becomes effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters” and in any prospectus supplement pursuant to the Registration Statement relating to any issuance of Securities with respect to which any of the Colorado Subsidiary Guarantors enters into a Subsidiary Guarantee. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Bass, Berry & Sims PLC may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of issuing its opinion letter to the Company relating to the validity of the Securities, as filed with the Commission.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP